Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-172367, 333-180138 and 333-183601 in Form S-8 of our report dated July 16, 2013, relating to the financial statements of Mass Hysteria Entertainment Company, Inc., which appear in this Annual Report on Form 10-K of Mass Hysteria Entertainment Company, Inc. for the year ended November 30, 2012.

/s/ dbbmckennon
dbbmckennon
Newport Beach, California

Dated: July 16, 2013